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                                                                   EXHIBIT 23.16


                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------


        We consent to the reference to our firm under the caption "Experts" in this Post-Effective Amendment No. 3 to Registration Statement Number 333-41419-99 on Form S-3 to Form S-1 and the related Prospectus of United Rentals, Inc. (the "Company") and to the incorporation by reference therein of our report dated February 26, 1998 with respect to the financial statements of Industrial Lift, Inc., included in the Company's Report on Form 8-K dated December 24, 1998.


Schalleur & Surgent LLC
January 4, 1999